UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2013

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (386) 252-9601

                      N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On May 21, 2013, Brown & Brown, Inc. (the "Company"), a Florida corporation, Brown & Brown Merger Co. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of the Company, Beecher Carlson Holdings, Inc., a Delaware corporation ("Beecher"), and BC Sellers’ Representative LLC, solely in its capacity as the representative of Beecher's shareholders (the "Representative"), entered into a merger agreement (the "Agreement"). The Agreement contemplates that the Merger Sub will merge with and into Beecher, with Beecher as the surviving corporation (the "Merger").

Immediately upon the consummation of the Merger, Beecher's shares will be converted into the rights to receive cash equal, collectively, to $360.0 million, subject to an adjustment for working capital.

Under the Agreement, the Merger is subject to certain closing conditions including the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition) and the delivery of written consents to the Merger by certain third parties with which Beecher does business. In addition, the Merger is subject to approval by Beecher's stockholders (which include a relatively small number of investors who effectively control Beecher) and this approval is anticipated to be sought later this week. If the Merger is not closed by October 1, 2013, either party may terminate the Agreement.

A copy of the Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

Other than in respect of the Agreement, the Company and the Merger Sub have no material relationship with Beecher or the Representative.

The Company currently intends to finance the above transaction by a combination of its available cash and new third-party financing the Company is pursuing.  The Company may alternatively obtain the third-party financing under existing agreements.

This Form 8-K contains Forward Looking Statements, including those regarding the closing of the Merger and the financing of this transaction. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that actual events may differ, possibly materially, from the anticipated events indicated in these forward-looking statements. These risks and uncertainties include, but are not limited to those set forth in the Press Release attached as Exhibit 99.1 hereto.

Item 7.01 Regulation FD Disclosure

On May 21, 2013, the Company issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.   Description

99.1   Press Release dated May 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Brown & Brown, Inc.

May 21, 2013 By: _/s/ Cory T. Walker______________

    Cory T. Walker

    Sr. Vice President, Treasurer and

Chief Financial Officer